As filed with the Securities and Exchange Commission on March 23, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REV Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		26-3013415
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
111 East Kilbourn Avenue, Suite 2600 Milwaukee, WI 53202 (414) 290-0190
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tim Sullivan Chief Executive Officer	Dean Nolden Chief Financial Officer
111 East Kilbourn Avenue, Suite 2600 Milwaukee, WI 53202 (414) 290-0190
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard D. Truesdell, Jr., Esq. Derek J. Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Pamela S. Krop General Counsel 1441 Brickell Avenue, Suite 1007 Miami, FL 33131 (786) 279-7022

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Purchase Contracts
Units(2)
(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

REV Group, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

REV Group, Inc. (“REV”) may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. The debt securities may consist of debentures, notes or other types of debt. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. We will provide the specific terms of any offering of these securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “REV,” “the Company,” “we,” “us,” and “our” refer to REV Group, Inc. and its subsidiaries.

table of contents

Page

Our Company	1
Where You Can Find More Information	2
Cautionary Statement on Forward-Looking Statements	3
Risk Factors	5
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Description of Capital Stock	6
Description of Debt Securities	10
Description of Warrants	11
Description of Purchase Contracts	12
Description of Units	13
Forms of Securities	14
Plan of Distribution	16
Validity of Securities	18
Experts	19

i

Our Company

REV is a leading designer, manufacturer and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base primarily in the United States through three segments: Fire & Emergency, Commercial and Recreation. We provide customized vehicle solutions for applications including: essential needs (ambulances, fire apparatus, school buses, mobility vans and municipal transit buses), industrial and commercial (terminal trucks, cut-away buses and street sweepers) and consumer leisure (recreational vehicles (“RVs”) and luxury buses). Our brand portfolio consists of 30 well-established principal vehicle brands including many of the most recognizable names within our served markets. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years.

REV Group, Inc. is a corporation organized under the laws of the state of Delaware. Our principal executive offices are located at 111 East Kilbourn Avenue, Suite 2600, Milwaukee, Wisconsin 53202. Our telephone number at that address is (414) 290-0190. Our website address is www.revgroup.com. The information on, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement, and you should not rely on any such information in making the decision whether to purchase any of our securities.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or “NYSE” under the symbol “REVG.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our website at investors.revgroup.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information deemed to have been “furnished” and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 filed with the SEC on December 21, 2017, including those portions of our Definitive Proxy Statement on Schedule 14A filed on January 24, 2018 that are specifically incorporated by reference into such Annual Report on Form 10-K;

•	Our Quarterly Report on Form 10-Q filed with the SEC on March 7, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on November 1, 2017, December 22, 2017 and March 7, 2018; and

•	The description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on January 27, 2017, and any amendments or reports filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Investor Relations Department
REV Group, Inc.
111 East Kilbourn Avenue, Suite 2600
Milwaukee, Wisconsin 53202
(414) 290-0190

Cautionary Statement on Forward-Looking Statements

This prospectus contains or incorporates by reference forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “aim” and other similar expressions, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding:

•	The impact of economic factors and adverse developments in economic conditions;

•	The seasonal nature of the markets in which we operate;

•	Disruptions in the supply of vehicle chassis or other critical materials;

•	Our ability to compete with other participants in the end markets we serve;

•	Our ability to successfully identify and integrate acquisitions;

•	Our business has certain working capital requirements, and a decline in operating results may have an adverse impact on our liquidity position;

•	The realization of contingent obligations;

•	Increases in the price of commodities or impact of currency value fluctuations on the cost or price of our products;

•	Our inability to successfully manage the implementation of a Company-wide enterprise resource planning system;

•	Our reliance on the performance of dealers;

•	The availability and terms of financing available to dealers and retail purchasers;

•	Our ability to retain and attract senior management and key employees;

•	Vehicle defects, delays in new model launches, recall campaigns, or increased warranty costs;

•	Cancellations, reductions or delays in customer orders;

•	The impact of federal, state and local regulations governing our products;

•	Unforeseen or recurring operational problems at any of our facilities and catastrophic events;

•	Federal and local government spending levels;

•	Our operations and the industries in which we operate are subject to governmental laws and regulations, including relating to environmental, health and safety matters;

•	The influence of certain funds affiliated with AIP CF IV, LLC, which we collectively refer to as “AIP,” over us, including its contractual right to nominate a majority of our directors and other contractual rights;

•	Changes to tax laws or exposure to additional tax liabilities; and

•	Failure to maintain the strength and value of our brands.

The forward looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those described under the “Risk Factors” section of this prospectus, in any accompanying prospectus supplement and in the filings made by us from time to time with the SEC or in materials incorporated herein or therein.

We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

Use of Proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

Ratio to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Quarter Ended January 31, 2018	Year Ended October 31, 2017	Year Ended October 29, 2016	Year Ended October 31, 2015	Year Ended October 31, 2014	Year Ended October 31, 2013
Ratio of earnings to fixed charges(a)	0.2	3.4	2.5	2.3	1.2	1.6

(a)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, including the impact of the loss on early extinguishment of debt, and fixed charges. “Fixed charges” consist of interest on indebtedness, customer deposits, chassis, capital leases, debt and amortization of debt issuance costs and debt discounts.

Description of Capital Stock

The following is a summary of our capital stock and certain terms of our amended and restated certificate of incorporation and amended and restated bylaws. This discussion summarizes some of the important rights of our stockholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can only be determined in full, and the descriptions herein are qualified in their entirety, by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended October 31, 2017, and our Registration Statement on Form 8-A dated January 27, 2017.

General

Our authorized capital stock consists of 700,000,000 shares of capital stock, $0.001 par value per share, of which:

•	605,000,000 shares are designated as common stock; and
•	95,000,000 shares are designated as preferred stock.

The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

All issued and outstanding shares of our common stock have been duly authorized, validly issued, fully paid, and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our Board of Directors without any further stockholder action, except as required by the listing standards of the NYSE.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Each holder of our common stock is entitled to ratably receive dividends if, as, and when declared from time to time by our Board of Directors at its own discretion out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Right to Receive Liquidation Distributions. Upon our dissolution, liquidation, or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Shareholders Agreement. We are party to an amended and restated shareholders agreement with AIP, entities affiliated with J.P. Morgan Securities LLC and certain of our existing stockholders (the “Shareholders Agreement”). Pursuant to the Shareholders Agreement, AIP has certain rights so long as it beneficially owns at least 15% of the then outstanding shares of our common stock, as described in the “Certain Relationships and Related Party Transactions—Amended and Restated Shareholders Agreement” section of our Definitive Proxy Statement on Schedule 14A filed on January 24, 2018.

Other Matters. The common stock has no preemptive rights pursuant to the terms of our amended and restated certificate of incorporation and our amended and restated bylaws. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock, including the shares being offered by the selling stockholders identified in this prospectus, have been fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, 95,000,000 shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences, or relative, participation, optional, or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

Registration Rights

We are party to a registration rights agreement with AIP and certain other existing stockholders (each, a “Stockholder” and together, the “Stockholders”), each of which is entitled to certain demand and piggyback registration rights. The registration rights described below will expire on the date on which the securities subject to the registration rights agreement may be sold by the holder in a single transaction pursuant to Rule 144 promulgated under the Securities Act.

Demand Registration Rights. Subject to certain requirements and other limitations in the registration rights agreement, AIP and any other Stockholder or group of Stockholders holding at least 50% of the outstanding shares of our common stock may request that we register all or a portion of their shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $50.0 million. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period.

Piggyback Registration Rights. In the event that we propose to register any of our securities under the Securities Act, either for our account or for the account of our other security holders, the Stockholders will be entitled to certain piggyback registration rights allowing each to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of these shares are entitled to notice of the registration.

Transfer Restrictions. The registration rights agreement contains certain transfer restrictions applicable to the parties thereto. Without the consent of AIP, and subject to certain exceptions, no party to the registration rights agreement is permitted to transfer their shares of our common stock except in a registered offering being conducted pursuant to, and in accordance with the terms of, the registration rights agreement.

Expenses; Indemnification. The registration rights agreement provides that we must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration, including the registration expenses associated with this offering. The registration rights agreement contains customary indemnification and contribution provisions.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our Board of Directors is divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any.

Removal of Directors

At any time after AIP beneficially owns less than 50% of our then outstanding common stock, our amended and restated certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of our then outstanding stock. Prior to such time, directors may be removed with or without cause.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our Board of Directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

At any time after AIP beneficially owns less than 50% of our then outstanding common stock, our amended and restated bylaws and amended and restated certificate of incorporation provide that special meetings of our stockholders may only be called by the Board of Directors. Prior to such time, a special meeting may also be called by the secretary of the Company at the request of stockholders holding a majority of the outstanding shares entitled to vote.

Advance Notice Procedures for Director Nominations

Our amended and restated bylaws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

Action by Written Consent

At any time after AIP beneficially owns less than 50% of our then outstanding common stock, our amended and restated bylaws and amended and restated certificate of incorporation provide that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred stock. Prior to such time, such actions may be taken without a meeting by written consent.

Amending Our Certificate of Incorporation and Bylaws

At any time after AIP beneficially owns less than 50% of our then outstanding common stock, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our common stock. Prior to such time, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of our common stock.

Authorized But Unissued Shares

Our authorized but unissued shares of our common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the NYSE, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim arising pursuant to the Delaware General Corporation Law (the “DGCL”), or any action asserting a claim governed by the internal affairs doctrine.

Business Combinations with Interested Stockholders

Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board of Directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL, until after such time as AIP no longer beneficially owns at least 50% of our common stock. At that time, such election shall be automatically withdrawn and we will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing

Our shares of common stock are listed on the NYSE under the symbol “REVG.”

Description of Debt Securities

The debt securities will constitute either senior or subordinated debt of REV. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Forms of Securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of REV, the trustees, the warrant agents, the unit agents or any other agent of REV, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for any securities or if the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of the depositary’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the securities represented by one or more global securities, or

•	in the case of debt securities, an event of default under the indenture for such debt securities has occurred and is continuing with respect to such debt securities,

then, in each case, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

REV and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

If REV and/or the selling securityholders, if applicable, use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

REV and/or the selling securityholders, if applicable, may sell securities through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase securities from REV and/or the selling securityholders, if applicable, as principal and may resell those securities at varying prices to be determined by the dealer.

REV and/or the selling securityholders, if applicable, also may sell securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

REV and/or the selling securityholders, if applicable, may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

REV and/or the selling securityholders, if applicable, may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

Validity of Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP or such other counsel as may be specified in the applicable prospectus supplement.

Experts

The consolidated financial statements as of October 31, 2017 and October 29, 2016 and for each of the fiscal years ended October 31, 2017, October 29, 2016 and October 31, 2015, respectively, incorporated by reference in this prospectus have been so incorporated by reference in reliance on the reports of RSM US LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be paid
SEC registration fee	$ (*)
Printing	(**)
Legal fees and expenses (including Blue Sky fees)	(**)
Transfer agent and trustee fees	(**)
Rating agency fees	(**)
Accounting fees and expenses	(**)
Miscellaneous	(**)
TOTAL	$ (**)

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

Item 15. Indemnification of Directors and Officers

Registrants Incorporated Under the Delaware General Corporation Law

REV Group, Inc. (“REV”) is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of each corporation’s directors to such corporation or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, REV’s by-laws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the DGCL.

Pursuant to REV’s by-laws, REV may maintain a directors’ and officers’ insurance policy which insures the directors or officers of such corporation and those serving at the request of such corporation as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. REV currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, REV has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that REV will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 16. Exhibits and Financial Statement Schedules

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee for subordinated debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or subscription period, to set forth the results of any warrant or subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 23, 2018.

REV GROUP, INC.

By:	/s/ Tim Sullivan
Name: Tim Sullivan
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pamela S. Krop, his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
/s/ Tim Sullivan	Director and Chief Executive Officer	March 23, 2018
Tim Sullivan	(Principal Executive Officer)

/s/ Dean Nolden	Chief Financial Officer	March 23, 2018
Dean Nolden	(Principal Financial Officer and Principal Accounting Officer)
/s/ Paul Bamatter	Director	March 23, 2018
Paul Bamatter

/s/ Jean Marie “John” Canan	Director	March 23, 2018
Jean Marie “John” Canan

/s/ Dino Cusumano	Director	March 23, 2018
Dino Cusumano

/s/ Charles Dutil	Director	March 23, 2018
Charles Dutil

/s/ Justin Fish	Director	March 23, 2018
Justin Fish

/s/ Kim Marvin	Director	March 23, 2018
Kim Marvin

/s/ Joel Rotroff	Director	March 23, 2018
Joel Rotroff

/s/ Donn Viola	Director	March 23, 2018
Donn Viola

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the REV Group, Inc. Quarterly Report on Form 10-Q (file no. 001-37999), filed on March 7, 2017)
4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the REV Group, Inc. Quarterly Report on Form 10-Q (file no. 001-37999), filed on March 7, 2017)
4.3	Form of Senior Debt Indenture between REV Group, Inc. and a trustee to be named
4.4	Form of Subordinated Debt Indenture between REV Group, Inc. and a trustee to be named
4.5*	Form of Senior Debt Security
4.6*	Form of Subordinated Debt Security
4.7*	Form of Warrant Agreement
4.8*	Form of Purchase Contract
4.9*	Form of Unit Agreement
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of RSM US LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of the Registration Statement)
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for senior debt securities
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for subordinated debt securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**	To be filed, if necessary, on a Form T-1 and incorporated herein by reference.